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                                                                  Exhibit 4.6

                  THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of , 2002, among Anteon International Corporation (formerly known as Azimuth Technologies, Inc.), a Delaware corporation ("Anteon Delaware"), Anteon International Corporation (formerly known as Anteon Corporation), a Virginia corporation ("Anteon Virginia"), and The Bank of New York (as successor to IBJ Whitehall Bank & Trust Company), a New York banking corporation, as trustee (the "Trustee").

                  WHEREAS, Anteon Virginia, Anteon Corporation (formerly known as Techmatics, Inc.), a Virginia corporation and a Subsidiary Guarantor, Interactive Media Corp., a Delaware corporation and a Subsidiary Guarantor, and the Trustee are parties to an Indenture, dated as of May 11, 1999, as amended and supplemented, providing for the issuance of Anteon Virginia's 12% Senior Subordinated Notes due 2009 (the "Indenture");

                  WHEREAS, on the date hereof, Anteon Virginia will merge with and into Anteon Delaware, with Anteon Delaware as the surviving entity (the "Merger");

                  WHEREAS, pursuant to Section 5.01(a) of the Indenture, Anteon Delaware and the Trustee are required to enter into this Supplemental Indenture (the "Supplemental Indenture") in connection with the Merger; and

                  WHEREAS, Anteon Delaware and the Trustee are authorized to enter into this Supplemental Indenture.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Anteon Delaware, Anteon Virginia and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                  1.1 DEFINITIONS. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

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                                                                            2


                                   ARTICLE TWO

                                   THE MERGER

                  2.1 MERGER. Pursuant to Section 5.01(a) of the Indenture, upon the effectiveness of the Merger, Anteon Delaware hereby expressly assumes, by virtue of this Supplemental Indenture, all the obligations of Anteon Virginia under the Indenture.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                  3.1 EFFECT OF THE SUPPLEMENTAL INDENTURE. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture, the Securities issued thereunder and the Guarantees shall continue in full force and effect.

                  3.2 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterparts of this Supplemental Indenture (or its signature page hereof) will be deemed to be an executed original thereof.

                  3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed on the date first above written.


                             ANTEON INTERNATIONAL CORPORATION
                             (formerly known as Azimuth Technologies, Inc.)


                             By:
                                ------------------------------------------------
                                   Name: Joseph Kampf
                                   Title:  President and Chief Executive Officer


                             ANTEON INTERNATIONAL CORPORATION
                             (formerly known as Anteon Corporation)


                             By:
                                ------------------------------------------------
                                   Name: Joseph Kampf
                                   Title:  President and Chief Executive Officer


                             THE BANK OF NEW YORK, AS TRUSTEE


                             By:
                                ------------------------------------------------
                                   Name:
                                   Title: